Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION UNDER THE SECURITIES ACT OF 1933

THE GILLETTE COMPANY

Incorporated pursuant to the laws of the State of Delaware

Internal Revenue Service Employer Identification No. 04-1366970

Prudential Tower Building, Boston, MA 02199

JAMES M. KILTS NON-STATUTORY STOCK OPTION PLAN

William J. Mostyn III
Secretary
The Gillette Company
Prudential Tower Building, Boston, Ma 02199
(617) 421-7882

CALCULATION OF REGISTRATION FEE

Title of securities        Amount to be     Proposed          Proposed           Amount of
to be registered           registered       maximum           maximum            registration fee
                           (1)              offering price    aggregate
                                            per unit          offering price
                                            (2)

Common stock, $1.00        2,000,000        $34.16            $68,320,000.00     $17,080.00
Par value

(1)  Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of common stock that may become issuable under the James M. Kilts Non-Statutory Stock Option Plan pursuant to this Registration Statement by reason of any stock dividends, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of Registrant´s outstanding shares of common stock.
(2)  The offering price per unit represents the actual option price at which all 2,000,000 shares of Common Stock, par value
     $1.00, may be exercised.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference in this Registration Statement the following documents it has filed with the Securities and Exchange Commission:

  Annual Report on Form 10-K for the fiscal year ended December 31, 2000.
  Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001.
  Current Report on Form 8-K dated January 23, 2001.
  Current Report on Form 8-K dated April 11, 2001.
  Description of Common Stock, $1.00 par value, contained in the Registration Statement on Form 8-A filed January 11, 2001.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Expert and Counsel.

     The legality of the issuance of the Common Stock being registered hereby has been passed upon for the Registrant by William J. Mostyn III, Esq., Secretary and an officer of the Registrant. As of June 14, 2001, Mr. Mostyn beneficially owned 7,108 shares of the Registrant´s common stock and held options to purchase 18,623 shares.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law, as amended (the "DGCL"), provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (4) for any transaction from which the director derived an improper personal benefit.

     The Registrant's bylaws provide that the Registrant shall indemnify current or former directors, officers or employees of the Registrant, in connection with proceedings brought against such persons by reason of their position with the Registrant to the fullest extent permitted by Delaware law. The Registrant's Certificate of Incorporation, as amended, provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

     The Registrant has obtained insurance policies that insure its directors and officers against certain liabilities.

Item 7. Exemption From Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit 4.1       Composite Certificate of Incorporation of The Gillette Company, as
                  amended, filed as Exhibit 1.1 to The Gillette Company Registration
                  Statement on Form 8-A on January 11, 2001, Commission File No.
                  1-922, incorporated by reference herein.

Exhibit 4.2       The Bylaws of The Gillette Company, as amended March 16, 2000, filed as Exhibit 3(b) to The Gillette Company Annual Report on Form 10-K
                  for the year ended December 31, 1999, Commission File No. 1-922, incorporated by reference herein.

Exhibit 4.3       Specimen of form of certificate representing ownership of The Gillette
                  Company Common Stock, $1.00 par value, effective December 10, 1996, filed as Exhibit 4(a) to The Gillette Company Annual Report on Form
                  10-K for the year ended December 31, 1996, Commission File No.
                  1-922, incorporated by reference herein.

Exhibit  4.4      Form of Certificate of Designation, Preferences and Rights of Series
                  A Junior Participating Preferred Stock of The Gillette Company,
                  filed as Exhibit A to Exhibit 1 to The Gillette Company Current
                  Report on Form 8-K, dated December 30, 1985, Commission File No.
                  1-922, incorporated by reference herein.

Exhibit 4.5       Amendment to Certificate of Designation, Preferences and Rights of
                  Series A Junior Participating Preferred Stock of The Gillette Company,
                  dated December 9, 1996, filed as Exhibit 4(c) to The Gillette Company
                  Annual Report on Form 10-K for the year ended December 31, 1996,
                  Commission File No. 1-922, incorporated by reference herein.

Exhibit 4.6       Renewed Rights Agreement, dated as of December 14, 1995, between
                  The Gillette Company and The First National Bank of Boston [now
                  Fleet National Bank], filed as Exhibit 4 to The Gillette Company
                  Current Report on Form 8-K, dated December 18, 1995, Commission
                  File No. 1-922, incorporated by reference herein.

Exhibit 4.7       Certificate of Amendment relating to an increase in the amount of authorized shares of preferred stock and common stock, filed as
                  Exhibit 3(i) to The Gillette Company Quarterly Report on Form 10-Q
                  for the period ended March 31, 1998, Commission File No. 1-922, incorporated by reference herein.

Exhibit 4.8       Registration Statement filed on Form 8-A, dated January 11, 2001, revising the description of The Gillette Company´s registered securities and corresponding rights, Commission File No. 1-922, incorporated by reference herein.

Exhibit 4.9       Form of James M. Kilts Non-Qualified Stock Option Agreement, filed as Exhibit “A” to Exhibit 10(a) to The Gillette Company Quarterly Report
                  on Form 10-Q for the period ended March 31, 2001, Commission File
                  No. 1-922, incorporated by reference herein.

Exhibit 5         Opinion of William J. Mostyn III, Esq., Secretary of The Gillette Company, filed herewith.

Exhibit 23.1      Consent of KPMG LLP, filed herewith.

Exhibit 23.2      Consent of William J. Mostyn III, Esq. (included in Exhibit 5).

Exhibit 24        Power of Attorney, filed herewith (see signature page).

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant´s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on June 25, 2001.

                The Gillette Company

                By: /s/ Charles W. Cramb, Jr.
                Charles W. Cramb, Jr.

We, the undersigned, hereby constitute Charles W. Cramb, Jr. and Richard K. Willard, or either of them, our true and lawful attorneys with full power to sign for us in our name and in the capacity indicated below, this registration statement and any and all amendments and supplements thereto, including post-effective amendments, pursuant to the Securities Act of 1933, hereby ratifying and confirming our signatures as they may be signed by our attorneys or either of them, to said registration statement and to any and all amendments and supplements thereto, including post-effective amendments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

   Signatures                               Title                               Date

/s/ JAMES M. KILTS                          Chairman of the Board               June 21, 2001
    James M. Kilts                          of Directors, Chief
                                            Executive Officer and
                                            Director

/s/ EDWARD F. DEGRAAN                       President, Chief Operating          June 21, 2001
    Edward F. DeGraan                       Officer and Director

/s/ CHARLES W. CRAMB, JR.                   Senior Vice President and           June 21, 2001
    Charles W. Cramb, Jr.                   Chief Financial Officer

/s/ CLAUDIO E. RUBEN                        Vice President, Controller          June 21, 2001
    Claudio E. Ruben                        and Principal Accounting
                                            Officer

/s/ WARREN E. BUFFETT                       Director                            June 21, 2001
    Warren E. Buffett

/s/ WILBUR H. GANTZ                         Director                            June 21, 2001
    Wilbur H. Gantz

/s/ MICHAEL B. GIFFORD                      Director                            June 21, 2001
    Michael B. Gifford

/s/ CAROL R. GOLDBERG                       Director                            June 21, 2001
    Carol R. Goldberg

/s/ DENNIS F. HIGHTOWER                     Director                            June 21, 2001
    Dennis F. Hightower

/s/ HERBERT H. JACOBI                       Director                            June 21, 2001
    Herbert H. Jacobi

/s/ HENRY R. KRAVIS                         Director                            June 21, 2001
    Henry R. Kravis

/s/ JORGE PAULO LEMANN                      Director                            June 21, 2001
    Jorge Paulo Lemann

/s/ RICHARD R. PIVIROTTO                    Director                            June 21, 2001
    Richard R. Pivirotto

/s/ MARJORIE M. YANG                        Director                            June 21, 2001
    Marjorie M. Yang

EXHIBIT INDEX

Exhibit No.                                 Description

Exhibit 4.1       Composite Certificate of Incorporation of The Gillette Company, as
                  amended, filed as Exhibit 1.1 to The Gillette Company Registration
                  Statement on Form 8-A on January 11, 2001, Commission File No.
                  1-922, incorporated by reference herein.

Exhibit 4.2       The Bylaws of The Gillette Company, as amended March 16, 2000, filed as Exhibit 3(b) to The Gillette Company Annual Report on Form 10-K
                  for the year ended December 31, 1999, Commission File No. 1-922, incorporated by reference herein.

Exhibit 4.3       Specimen of form of certificate representing ownership of The Gillette
                  Company Common Stock, $1.00 par value, effective December 10, 1996, filed as Exhibit 4(a) to The Gillette Company Annual Report on Form
                  10-K for the year ended December 31, 1996, Commission File No.
                  1-922, incorporated by reference herein.

Exhibit  4.4      Form of Certificate of Designation, Preferences and Rights of Series
                  A Junior Participating Preferred Stock of The Gillette Company,
                  filed as Exhibit A to Exhibit 1 to The Gillette Company Current
                  Report on Form 8-K, dated December 30, 1985, Commission File No.
                  1-922, incorporated by reference herein.

Exhibit 4.5       Amendment to Certificate of Designation, Preferences and Rights of Series
                  A Junior Participating Preferred Stock of The Gillette Company,
                  dated December 9, 1996, filed as Exhibit 4(c) to The Gillette Company
                  Annual Report on Form 10-K for the year ended December 31, 1996,
                  Commission File No. 1-922, incorporated by reference herein.

Exhibit 4.6       Renewed Rights Agreement, dated as of December 14, 1995, between
                  The Gillette Company and The First National Bank of Boston [now Fleet
                  National Bank], filed as Exhibit 4 to The Gillette Company Current Report on Form 8-K, dated December 18, 1995, Commission File No. 1-922, incorporated by reference herein.

Exhibit 4.7       Certificate of Amendment relating to an increase in the amount of authorized shares of preferred stock and common stock, filed as
                  Exhibit 3(i) to The Gillette Company Quarterly Report on Form 10-Q
                  for the period ended March 31, 1998, Commission File No. 1-922, incorporated by reference herein.

Exhibit 4.8       Registration Statement filed on Form 8-A, dated January 11, 2001, revising the description of The Gillette Company´s registered securities and corresponding rights, Commission File No. 1-922, incorporated by reference herein.

Exhibit 4.9       Form of James M. Kilts Non-Qualified Stock Option Agreement, filed as Exhibit “A” to Exhibit 10(a) to The Gillette Company Quarterly Report
                  on Form 10-Q for the period ended March 31, 2001, Commission File No.
                  1-922, incorporated by reference herein.

Exhibit 5         Opinion of William J. Mostyn III, Esq., Secretary of The Gillette Company, filed herewith.

Exhibit 23.1      Consent of KPMG LLP, filed herewith.

Exhibit 23.2      Consent of William J. Mostyn III, Esq. (included in Exhibit 5).

Exhibit 24        Power of Attorney, filed herewith (see signature page).